Exhibit 10.4


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), effective as of September 1, 2003, is made and entered by and between Arne Dunhem (the "Executive") and MobilePro Corp., a Delaware corporation (the "Company").

                                    AGREEMENT

     WHEREAS, the Company desires to engage the Executive to provide services pursuant to the terms of this Agreement; and

     WHEREAS, the Executive desires to provide such services to the Company pursuant to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

     1. Term of Employment. The term of the Executive's employment under this Agreement shall commence on September 1, 2003 and end on the second anniversary of such date (the "Term of Employment"). If the Company or the Executive does not deliver to the other party at least 60 days prior written notice that the Term of Employment shall end on the second anniversary of the date hereof, the Term of employment shall automatically continue for an additional one-year period. At the end of such one year period, the Term of employment shall automatically continue for successive one year terms unless either party delivers at least 60 days prior written notice that the Term or employment shall end at the end of such one-year renewal period.

     2. Duties.

        (a) During the Term of Employment, the Executive shall serve as the Chief Executive Officer and Chairman of the Board of the Company with such authority and duties as are generally associated with such positions and as may be assigned to him from time to time by the Board of Directors of the Company that are consistent with such authority and duties. The Executive shall report only to the Board of Directors of the Company.

        (b) During the Term of Employment and except as provided in Section 2(d), the Executive shall devote his full business time and best efforts to the business and affairs of the Company. The Executive agrees to continue to serve during the Term as a Director and a member of any committee of the Boards of Directors of the Company, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is provided to any other Director of the Company. The Company agrees to use its best efforts to cause the Executive to be elected and continued in office throughout the Term of Employment as a member of the Board of Directors of the Company and as Chairman of the Board of Directors and shall include him in the management slate for election as a Director of the Company at every stockholders' meeting of the Company at which his term as a Director would otherwise expire.


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        (c)   The Company hereby acknowledges and agrees that the Executive need not maintain a permanent residence in the Commonwealth of Virginia in order to fulfill his duties hereunder. The Executive agrees to devote such time as he determines, in his sole discretion, is necessary at the headquarters of the Company in order to perform his duties hereunder.

        (d) Anything herein to the contrary notwithstanding, nothing in this Agreement shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs and (iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities under this Agreement.

         3. Compensation and Related Matters.

         (a) Salary. During the Term, the Executive shall receive a base salary (the "Base Salary") at the rate of $250,000 per annum. Such Base Salary shall be payable in accordance with the Company's policies in effect from time to time, but in any event no less frequently than monthly. The Executive will initially receive a reduced paid-out amount of the salary as mutually agreed with the Board of Directors with the balance unpaid salary to be deferred. The Board of Directors from time to time may increase, but not decrease, the Base Salary, unless mutually agreed with the Executive.

         (b) Bonus. The Executive shall be eligible for an annual bonus in such amount as the Board of Directors may designate. Payment of any annual bonus shall be made at the same time that other senior-level executives receive their bonus but in no event later than 60 days following the year to which such bonus relates.

         (c) Stock Options. To induce the Executive to enter into this Agreement, Executive will be granted an option (the "Stock Options") by the Company to purchase 4,000,000 shares of common stock of the Company (the "Common Stock") and be granted an additional 6,000,000 shares of common stock in the form of a warrant (the "Stock Warrant"). The Stock Options and Stock Warrant shall be memorialized in separate agreements, dated this same date, between the Company and the Executive. The exercise price of the Stock Options and Stock Warrant will be the fair market value per share of Common Stock as of the close of business on September 2, 2003 and the Stock Options and Stock Warrants will expire on the fifth anniversary of this Agreement. 2,000,000 of the Stock Options shall vest September 2, 2003, 1,000,000 shall vest December 1, 2003, and 1,000,000 shall vest March 1, 2004. All outstanding options will vest immediately upon a "Change of Control" which shall mean (a) the sale of all or substantially all of the assets of the Company, (b) the dissolution or liquidation of the Company, or (c) any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction either (A) persons who were directors of the Company immediately prior to such transaction do not constitute at least a majority of the directors of the surviving entity, or (B) persons who hold over 50% of the voting



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              capital stock of the surviving entity are not persons who held voting capital stock of the Company immediately prior to such transaction. The Company shall use its best efforts to register the shares underlying the Stock Options and Stock Warrant on Securities and Exchange Commission Form S-8, including the registration of any shares underlying Stock Options vested prior to the date of filing such Form S-8, or other registration to be filed as soon as practicable. The Stock Options will be granted under the Company's stock option plan, which will be subject to shareholder approval. The Company shall use its best efforts to cause such new stock option plan to be approved by the stockholders at the next stockholders' meeting. Failure to obtain such approval will constitute a breach of this Agreement by the Company.

          (d) Expenses. The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection therewith, including the use of a cell phone, subject to documentation in accordance with the Company's policy. Without limiting the generality of the foregoing, the Company shall promptly reimburse the Executive for the expenses incurred by the Executive in connection with any and all travel between the Company's headquarters and the Executive's permanent residence.

          (e) Employee Benefits. During the Term of Employment, the Executive shall be entitled to participate in or receive benefits under any and all employee benefit plans, programs and arrangements on terms no less favorable than those generally applicable to senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such employee benefit plans, programs and arrangements. The Executive shall also be eligible to participate in the Company's executive perquisites in accordance with the terms and provisions of the arrangements as in effect from time to time for the Company's senior executives.

          (f) Car Allowance. The Company shall reimburse the Executive for car expenses at the same level afforded other senior executives.

          (g) Vacation. The Executive shall be entitled to four weeks of paid vacation for each 12-month period during the Term of Employment, which shall be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. The Executive shall also be entitled to the paid holidays and other paid leave set forth in the Company's policies, a copy of which has been provided to the Executive. Vacation days and holidays during any year that are not used by the Executive during such year may be used in any subsequent year.

          (h) Payment upon Change of Control. In the event of a Change of Control of the Company, the Company shall issue to the Executive 2,000,000 shares of Common Stock (or, if the Common Stock was modified, exchanged or converted in connection with such Change of Control, the cash, securities or other property that such 2,000,000 shares would represent at the time of termination if they had been modified, exchanged or converted in connection with such Change of Control). Such Common Stock will be registered by the Company at the time of, or as soon as


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              possible after, such issuance. For purposes of this Section 3(g), a Change of Control will be deemed to occur if:

              (i) Any person, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934 as in effect on the date of this Agreement) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all then outstanding voting securities of the Company;

              (ii) The stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock-split of outstanding voting securities, or consummation of any such transaction, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holder of outstanding, voting securities of the Company immediately prior to such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;

              (iii) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company); or

              (iv) Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company. For this purpose, "Continuing Directors" means any member of the Board of Directors of the Company who is (I) a member of the Board of Directors on the date that the Board of Directors is increased from two to five or more members and at least three new members of the Board of Directors are elected to fill three new Board of Directors seats or (II) is nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of the Board of Directors of the Company at the time of such nomination or election.

          (i) Deductions and Withholdings; Tax Gross-up in Certain Circumstances. All amounts payable or which become payable hereunder shall be subject to all deductions and withholding required by law. Notwithstanding the foregoing, if as a result of the termination of the Executive's employment under this Agreement or a Change of Control the Executive becomes subject to Section 280G of the Internal Revenue Code (or any successor provision) which imposes an excise tax in respect of the issuance of any payment to the Executive under this Agreement, then the Company shall pay to the Executive, in cash at the time of such termination or Change of Control, a "tax gross-up" equal to the amount of the Executive's tax liability resulting from such


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                excise tax (including any tax on the amount so paid to cover this obligation calculated at the highest marginal federal and state income tax rates).

          4.    Termination of Employment.

          (a) Termination Due to Death. In the event the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to and their sole remedies under this Agreement shall be:

               (i) Base Salary through the date of death which shall be paid in a single lump sum not later than 45 days following the Executive's death;

               (ii) the balance of any bonus awarded and earned but not paid at the time of termination, which shall be paid in a single lump sum not later than 45 days following the Executive's death; and

              (iii) other or additional benefits then due or earned in
                    accordance with applicable plans and programs of the Company.

          (b) Termination Due to Disability. In the event the Executive becomes Disabled (as defined below), the Company may terminate his employment upon notice to that effect. Upon such a termination, the Executive or his representative, as the case may be, shall be entitled to, and their sole remedies under this Agreement shall be:

               (i) Base Salary through the date of termination, which shall be paid in a single lump sum not later than 45 days following such termination;

               (ii) the balance of any bonus awarded and earned but not paid at the time of termination, which shall be paid in a single lump sum not later than 45 days following the date of termination; and

              (iii) other or additional benefits then due or earned in
                    accordance with applicable plans and programs of the Company.

For the purpose of this subsection, the Executive shall have a "Disability" at such time as he becomes entitled to benefits under the Company's long-term disability insurance plan as in effect from time to time.

          (c)   Termination by the Company for Cause.

               (i)  "Cause shall mean:

                      (A) willful and material breach by Executive of Section 5 or 6 of this Agreement;

                      (B) conviction of the Executive for a felony or misdemeanor involving moral turpitude;


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                      (C)   breach by the Executive of any alcohol, drug, sexual
                            harassment or other policy of the Company which provides for termination of employment for violation; or

                      (D) engagement by the Executive in conduct that constitutes gross neglect or willful gross misconduct in carrying out his duties under this Agreement

For purposes of this Agreement, an act or failure to act on Executive's part shall be considered "willful" if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive.

               (ii) In the event the Company terminates the Executive's
                    employment for Cause, he shall be entitled to and his sole remedies under this Agreement shall be:

                     (A) Base Salary through the date of the termination of his employment for Cause, which shall be paid in a single lump sum not later than 45 days following the Executive's termination of employment;

                     (B) the balance of any bonus awarded and earned but not paid at the time of termination, which shall be paid in a single lump sum not later than 45 days following the date of termination; and

                     (C) other or additional benefits then due or earned in accordance with applicable plans or programs of the Company.

          (d) Termination Without Cause or Constructive Termination Without Cause. In the event the Executive's employment with the Company is terminated without Cause (which termination shall be effective as of the date specified by the Company in a written notice to the Executive), other than due to death or Disability, or in the event there is a Constructive Termination Without Cause (as defined below), the Executive shall be entitled to and his sole remedies under this Agreement shall be:

               (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

               (ii) Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment for a period of two years after the termination of employment (the "Severance Period") payable in accordance with the Company's standard payroll practices;

               (iii) the balance of any bonus awarded and earned but not paid at the time of termination, which shall be paid in a single lump sum not later than 45 days following the date of termination;


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               (iv) immediate vesting of all stock options which are unvested but scheduled to vest during the Severance Period, all of which will be exercisable during the Severance Period or for the remainder of the exercise period, if less;

               (v) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

                      (A)  the end of the Severance Period; or

                      (B) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis); provided that (1) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause (vi), he shall receive cash payments equal on an after-tax basis to the cost to him of obtaining the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (vi), (2) such cost shall be deemed to be the lowest reasonable cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (3) payment of such amounts shall be made quarterly in advance; and

               (vi) other or additional benefits then due or earned in
                    accordance with applicable plans and programs of the Company.

               "Termination Without Cause" shall mean the Executive's employment is terminated by the Company for any reason other than Cause (as defined in Section 4(c)) or due to death.

               "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative as provided in this Section 4(d) following the occurrence, without the Executive's written consent, of one or more of the following events (except as a result of a prior termination):

                      (A) a material diminution or change, adverse to Executive, in Executive's positions, titles, or offices as set forth in Section 2;

                      (B) an assignment of any duties to Executive which are inconsistent with his status as Chief Executive Officer and Chairman of the Board of the Company;

                      (C) any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Agreement that is not cured within 30 days; or

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                      (D)  any failure to secure the agreement of any successor
                           corporation or other entity to the Company to fully assume the Company's obligations under this Agreement.

     (e) Termination following Non-renewal. In the event that the Company notifies the Executive in writing at least 60 days prior to the expiration of the then current Term of Employment that it is electing to terminate this Agreement at the expiration of the then current Term of Employment and the Executive's employment terminates upon such expiration, whether at the Company's initiative or the Executive's initiative, the Executive shall be entitled to:

               (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum not later than 45 days following such termination;

               (ii) the balance of any bonus awarded and earned but not paid at the time of termination, which shall be paid in a single lump sum not later than 45 days following the date of termination;

              (iii) continued participation in all medical and dental plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

                      (A)  the end of the Non-renewal Severance Period; or

                      (B) the date, or dates, he received equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis);

              provided that (x) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause (iii) of this Section 4(e), he shall receive cash payments equal on an after-tax basis to the cost to him of obtaining the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (iii) of this Section 4(e), (y) such cost shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (z) payment of such amounts shall be made quarterly in advance; and

               (iv) other or additional benefits then due or earned in
                    accordance with applicable plans and programs of the Company.

          (f) Voluntary Termination. In the event of a termination of employment by the Executive on his own initiative, other than a termination due to death, Disability or a Constructive Termination Without Cause, the Executive shall have the same entitlements as provided in Section 4(c)(ii) above for a Termination for Cause. A voluntary termination under this Section 4(f) shall be effective upon 30 days prior written notice to the Company or such shorter period as may be determined by the Company and shall not be deemed a breach of this Agreement.

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          (g)  No Mitigation, No Offset. In the event of any termination of employment under this Section 4, the Executive shall be under no obligation to seek other employment; amounts due the Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he may obtain.

          (h) Nature of Payments. Any amounts due under this Section 4 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

          5.   Confidentiality.

          (a) During the Term of Employment and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to anyone (except in good faith in the ordinary course of business to a person who will be advised by the Executive to keep such information confidential) or make use of any Confidential Information (as defined below) except in the performance of his duties hereunder or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that the Executive is so ordered, he shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

          (b) "Confidential Information" shall mean all information concerning the business of the Company or any subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. Excluded from the definition of Confidential Information is information
               (i) that is or becomes part of the public domain, other than through the breach of this Agreement by the Executive, (ii) regarding the Company's business or industry properly acquired by the Executive in the course of his career as an executive in the Company's industry and independent of the Executive's employment by the Company, (iii) that becomes available to the Executive on a non-confidential basis from a source other than the Company, provided that such source is not known by the Executive to be subject to a confidentiality agreement or other obligation of secrecy or confidentiality (whether pursuant to a contract, legal or fiduciary obligation or duty or otherwise) to the Company or any other person or entity or (iv) approved for release by the Company or which the Company makes generally available to third parties without an obligation of confidentiality. For this purpose, information known or available generally within the trade or industry of the Company or any subsidiary shall be deemed to be known or available to the public.

          6. Non-Competition; Non-Solicitation. The Executive acknowledges that his employment with the Company will, of necessity, provide him with specialized, unique knowledge and confidential information and that, in light of the competitive nature of the Company's business, the Company could be harmed if such knowledge and information were used in competition with the Company. The

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Executive further acknowledges that the Company would not enter into this
Agreement and undertake the substantial obligations under this Agreement without the Executive's agreement to the following provisions of this Section 6:

          (a) During the Restricted Period (as defined below) he will not, directly or indirectly, as an officer, director, stockholder, partner, associate, employee, consultant, owner, agent, co-venturer or otherwise, become or be interested in or be associated with any other corporation, firm or business engaged in the manufacture, marketing or sale of products which compete with products of the Company. The Executive's ownership, directly or indirectly, of not more than three percent (3%) of the issued and outstanding stock of any corporation or other entity, the shares of which are traded on a national securities exchange or the Nasdaq Stock Market, shall not in any event be deemed to be a violation of the provisions of this Section 6(a).

          (b) During the Restricted Period, the Executive shall not call upon, solicit, divert or take away, or attempt to call upon, solicit, divert or take away, business of a type the same or similar to the business as conducted by the Company prior to the date of termination of the Executive's employment with the Company from any of the Customers of the Company upon whom he called or whom he solicited or to whom he catered or with whom he became acquainted after entering the employ of the Company.

          (c) The Executive acknowledges and agrees that during the time of his employment with the Company, he will gain valuable information about the identity, qualifications and on-going performance of the employees of the Company. During the Restricted Period, the Executive shall not (i) hire, employ, offer employment to, or seek to hire, employ or offer employment to, any of the Company's senior level employees with whom he had contact prior to such termination of employment or (ii) solicit or encourage any such senior level employee to seek or accept employment with any other person or entity.

          (d) The Executive represents and warrants that the knowledge, skills and abilities he currently possesses are sufficient to permit him, in the event of his termination of employment hereunder for any reason, to earn a livelihood satisfactory to himself without violating any provision of this Agreement.

          (e) For the purposes of this Section 6, "Restriction Period" shall mean the period beginning on the date hereof and ending with:

               (i) in the case of a termination of the Executive's employment without Cause or a Constructive Termination Without Cause, the end of the Severance Period;

               (ii) in the case of a termination of the Executive's employment for Cause, the first anniversary of such termination;

              (iii) in the case of a termination of the Executive's employment upon the expiration of the Term of Employment that results in the commencement of the Non-renewal Severance Period pursuant to Section 4(e) above, the end of the Non-renewal Severance Period; or

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               (iv) in the case of a voluntary termination of the Executive's employment pursuant to Section 4(f) above, the date of such termination; provided, however, that within 10 days after the Executive announces his resignation from the Company the Company may notify the Executive that it will cause the Restriction Period to be 12 months and, in consideration for such period, the Company will pay to the Executive, within 30 days after his employment terminates, an amount in cash equal to the annual Base Salary in effect at the time the Executive gives his notice of termination. Failure by the Company to timely make such payment will release the Executive from this obligation.

          7. Remedies. In addition to whatever other rights and remedies the Company may have at equity or in law, if the Executive breaches any of the provisions contain in Sections 5 or 6 above, the Company (a) shall have the right to immediately terminate all payments and benefits due under this Agreement and (b) shall have the right to seek injunctive relief. The Executive acknowledges that such a breach would cause irreparable injury and that money damages would not provide an adequate remedy for the Company.

          8. Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in Washington, D.C. in accordance with the rules and procedures of the American Arbitration Association, except that disputes arising under or in connection with Sections 5 and 6 above shall be submitted to a court of appropriate jurisdiction. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party shall bear his or its own costs of the arbitration or litigation, including, without limitation, attorneys' fees. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts and benefits due the Executive under this Agreement.

          9. Indemnification.

          (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any subsidiary or is or was serving at the request of the Company or any subsidiary as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's certificate of incorporation or by laws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or other entity and shall inure to the benefit of the

               Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

          (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under
               Section 9(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

          (c) The Company agrees to continue and maintain a directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

          10. Effect of Agreement on Other Benefits. Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict the Executive's participation in any other employee benefit or other plans or programs in which he currently participates.

          11. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 17 below.

          12. Warranty of Executive. As an inducement to the Company to enter into this Agreement, the Executive represents and warrants that he is not a party to any other agreement or obligation for personal services, and that there exists no impediment or restraint, contractual or otherwise, on his power, right or ability to enter into this Agreement and to perform his duties and obligations hereunder.

          13. Company Representations. The Company represents to the Executive that this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company and that the execution, delivery and performance of this Agreement by the Company will not breach or be in conflict with any agreements to which the Company is a party or by which it is bound.

          14. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

          15. Amendments; Waivers. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

          16. Severability of Provisions. In the event that any provision or any portion thereof should ever be adjudicated by a court of competent jurisdiction to exceed the time or other limitations permitted by applicable law, as determined by such court in such action, then such provisions shall be deemed reformed to the maximum time or other limitations permitted by applicable law, the parties hereby acknowledging their desire that in such event such action be taken. In addition to the above, the provisions of this Agreement are severable, and the invalidity or unenforceability of any provision or provisions of this Agreement or portions thereof shall not affect the validity or enforceability of any other provision, or portion of this Agreement, which shall remain in full force and effect as if executed with the unenforceable or invalid provision or portion thereof eliminated. Notwithstanding the foregoing, the parties hereto affirmatively represent, acknowledge and agree that it is their intention that this Agreement and each of its provisions are enforceable in accordance with their terms and expressly agree not to challenge the validity or enforceability of this Agreement or any of its provisions, or portions or aspects thereof, in the future. The parties hereto are expressly relying upon this representation, acknowledgment and agreement in determining to enter into this Agreement.

          17. Beneficiaries/References. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

          18. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia without reference to principles of conflict of laws. The parties hereby irrevocably consent to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to the parties at the address specified in Section 19 hereof.

          19. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method upon receipt of telephonic or electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to the Company c/o the Board of Directors at the Company's principal executive offices and to the Executive at his last known permanent address, or to such other place as either party may designate as to itself or himself by written notice to the other.

          20. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          21. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.


          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                 MOBILEPRO CORP.



                                 By:__/Daniel Lozinsky/_____________________

                                 Title:_Director____________________________




                                 /Arne Dunhem/______________________________
                                  Arne Dunhem



DC\ 7001657.3